Exhibit 10.8a

AMENDMENTS TO THE
CHANGE IN CONTROL SEVERANCE AGREEMENT
BETWEEN
IMPERIAL CAPITAL BANCORP, INC. AND LYLE C. LODWICK
TO COMPLY WITH
INTERNAL REVENUE CODE SECTION 409A

WHEREAS, on February 1, 2006, Lyle C. Lodwick entered into a Change in Control Severance Agreement with Imperial Capital Bancorp, Inc. (formerly known as ITLA Capital Corporation) (the “Agreement”); and

WHEREAS, the Agreement includes an election provision that may provide for deferred compensation and therefore must be amended to comply with Section 409A of the Internal Revenue Code and the regulations and guidance of general applicability issued thereunder; and

WHEREAS, the Agreement may be amended by a writing signed by the parties to the Agreement.

NOW, THEREFORE, the foregoing considered, it is agreed as follows:

That effective as of January 1, 2005, the Agreement is amended by revising Paragraph 3(a)(2) to read as follows:

“(2)  a sum equal to 18 times the monthly premium cost being paid by the Company to provide such health, dental and life insurance benefits as are maintained for the Employee on the Date of Termination, with the monthly premium cost being determined immediately prior to the Date of Termination;”

IN WITNESS WHEREOF, this Amendment has been executed this 31st day of December, 2008, effective as of January 1, 2005.

IMPERIAL CAPITAL BANCORP, INC.

By:            /s/ Jeffrey L. Lipscomb

LYLE C. LODWICK

By:            /s/ Lyle C. Lodwick